SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 22, 2002
               Date of Earliest Event Reported: November 21, 2002


       FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS (Exact name of registrant as specified in its charter)

                                      Ohio
                 (State or Other Jurisdiction of Incorporation)

                              001-06249 34-6513657
          (Commission File Number) (I.R.S. Employer Identification No.)

                          125 Park Avenue, 14th Avenue
                               New York, NY 10017
          (Address of principal executive offices, including ZIP code)

                                 (212) 949-1373
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS


            On November 21, 2002, the New York Supreme Court of New York County granted motions for preliminary injunction and expedited discovery filed by a purported holder of shares of First Union's Series A Cumulative Convertible Redeemable Preferred Stock, $25.00 par value (the "Preferred Shares") in connection with the proposed merger of First Union Real Estate Equity and Mortgage Investments ("First Union") with and into Gotham Golf Corp. The court has scheduled a hearing on Tuesday, November 26 to determine whether to grant further relief to plaintiff with respect to the proposed transaction. The special meeting of common shareholders of First Union will be convened as scheduled on Monday, November 25, with the vote on the proposed merger transaction delayed and the meeting adjourned until such time as determined by First Union's Board of Trustees, subject to further court proceedings. The closing of the proposed merger transaction is scheduled to occur on December 12, 2002.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND
EXHIBITS

       99.1 Press Release, dated November 22, 2002, issued by First Union Real Estate Equity and Mortgage Investments.



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 22, 2002


                                    FIRST UNION REAL ESTATE EQUITY
                                    AND MORTGAGE INVESTMENTS



                                    By: /s/ NEIL H. KOENIG
                                       -------------------
                                    Name:  Neil H. Koenig
                                    Title: Interim Chief Financial Officer



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                                  EXHIBIT LIST

  Exhibit                                 Description
    No.                                 ---------------
 ---------

  99.1 Press Release, dated November 22, 2002, issued by First Union Real Estate Equity and Mortgage Investments.



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